Exhibit 10.3

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [____] by and between Emerald Expositions Events, Inc. (formerly known as Expo Event Holdco, Inc.), a Delaware corporation (the “Company”), and [NAME] (“Indemnitee”). Certain capitalized terms used herein are defined in Section 14.

WHEREAS, it is in the best interests of the Company that competent and experienced persons serve, and be willing to serve, as directors and/or officers of the Company and each of the other Expo Entities;

WHEREAS, the Company has requested that Indemnitee serve or continue to serve as a director and/or officer of the Company and may request that Indemnitee serve one or more of the other Expo Entities as a director and/or officer or in other capacities;

WHEREAS, Indemnitee is willing to serve as a director and/or officer of the Company, and as a director and/or officer or in other capacities at one or more of the other Expo Entities at the Company’s request, on the condition that he or she be indemnified by the Company for serving at the Company and such other Expo Entities that Indemnitee is requested to serve; and

WHEREAS, in light of the litigation costs and risks to directors and officers resulting from their service to companies, and the desire of the Company to attract and retain qualified individuals to serve as directors and officers of the Company and of the other Expo Entities, it is reasonable, prudent and necessary for the Company to indemnify and advance expenses on behalf of such individuals to the extent permitted by applicable law so that they will serve or continue to serve at the Company and such other Expo Entities free from undue concern regarding such risks.

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director and/or officer, the parties hereto agree as follows:

1.	Services by Indemnitee. Indemnitee agrees to serve as a director or officer of the Company, and, at the Company’s request, as a director or officer of one or more of the Expo Entities, so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or for any reason resigns from such position (subject to any contractual obligation under any other agreement or any obligation imposed by law).

2.	Indemnification - General. On the terms and subject to the conditions of this Agreement, the Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, liabilities, losses, costs, Expenses and other matters, and shall advance Expenses to Indemnitee, that may result from or arise in connection with Indemnitee’s Corporate Status, to the fullest extent permitted by applicable law. The indemnification obligations of the Company under this Agreement (a) shall continue after such time as Indemnitee ceases to serve as a director and/or officer of the Company or any other Expo Entity, and (b) include, without limitation, claims for monetary damages against Indemnitee in respect of any alleged breach of fiduciary duty, to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law) as in existence on the date hereof and as amended from time to time to permit broader indemnification or advancement of expenses obligations.

3.	Proceedings Other Than Proceedings by or in the Right of the Company. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding other than a Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

4.	Proceedings by or in the Right of the Company. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company only if (and only to the extent that) the Delaware Court or the court in which such Proceeding shall have been brought or is pending shall determine that despite such adjudication of liability and in light of all circumstances such indemnification may be made.

5.	Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, any Proceeding brought by or in the right of any of the Company), the Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each claim, issue or matter resolved successfully on the merits or otherwise. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful resolution as to such claim, issue or matter. This provision is not intended to limit any other provision contained herein or any other rights to indemnification to which the Indemnitee may be entitled.

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6.	Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for that portion thereof to which Indemnitee is entitled.

7.	Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a)	The Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, will (within twenty (20) days of such request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, any other agreement, the Certificate of Incorporation or by-laws of the Company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by the Company to the fullest extent permitted by law.

(b)	To the extent that Indemnitee, by reason of Indemnitee’s Corporate Status, has prepared to serve or has served as a witness or is made to respond to discovery requests in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Company will advance, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8.	Advancement of Expenses.

(a)	The Company shall advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such advances shall, in all events, be (i) unsecured and interest free; and (ii) made without regard to Indemnitee’s ability to repay the advances.

(b)	To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request for advancement of Expenses and an unsecured written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined by final judgment from which there is no further right of appeal that Indemnitee is not entitled to be indemnified against such Expenses. Upon submission of such request for advancement of Expenses and unsecured written undertaking, Indemnitee shall be entitled to advancement of Expenses as provided in this Agreement, and such advancement of Expenses shall continue until such time (if any) as there is such a final judicial determination that Indemnitee is not entitled to indemnification.

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9.	Certain Agreements Related to Indemnification.

(a)	To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request for indemnification at such time as determined by Indemnitee in Indemnitee’s sole discretion.

(b)	Upon written request by Indemnitee for indemnification pursuant to Section 9(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, or (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. If a determination pursuant to this Section 9(b) is required by law, such determination shall be made as soon as practicable, and in no event later than thirty (30) days following the Company’s receipt of a request for indemnification in accordance with Section 9(a). If the determination of whether to grant Indemnitee’s indemnification request is not made within such thirty (30)-day period, the determination of entitlement to indemnification shall, subject to Sections 10(e), 10(f) and 13, be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that (1) such thirty (30)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination pursuant to this Section 10(b) in good faith require such additional time to obtain or evaluate documentation and/or information relating thereto and and (2) if either the Company or Indemnitee petitions a court of competent jurisdiction for a decision with respect to Independent Counsel as set forth below in good faith, the period of such court’s consideration of such petition shall not be counted as part of such thirty (30)-day period. Notwithstanding the foregoing or anything else in this Agreement to the contrary, no determination as to Indemnitee’s entitlement to indemnification shall be required to be made prior to the final disposition of the underlying Proceeding. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as follows: If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a Delaware Court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel.

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(c)	At any time after submission by Indemnitee of a request for indemnification pursuant to Section 9(a), either the Company or Indemnitee may petition the Delaware Court for resolution of any objection to such request which may be made by the Company. The Company will pay any and all Expenses reasonably incurred in connection with the investigation and resolution of such issues.

(d)	Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee with counsel chosen by such Indemnitee; provided, that Indemnitee will not compromise or settle any claim or Proceeding, release any claim, or make any admission of fact, law, liability or damages with respect to any losses for which indemnification is sought hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company will not, with respect to any person or entity, settle any claim or Proceeding, release any claim, or make any admission of fact, law or liability or damages, or assign, pledge or permit any subrogation with respect to the foregoing, or permit any Expo Entity to do any of the foregoing, to the extent such settlement, release, admission, assignment, pledge or subrogation in any way adversely affects Indemnitee or directly or indirectly imposes any expense, liability, damages, debt, obligation or judgment on Indemnitee.

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(e)	The parties intend and agree that, to the extent permitted by law, in connection with any determination with respect to entitlement to indemnification hereunder: (i) it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and that the Company or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption; (ii) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful; (iii) Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Expo Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors (or equivalent governing body) of any Expo Entity, or on the advice of legal counsel for any Expo Entity or on information or records given in reports made to any Expo Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected by any Expo Entity; and (iv) the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any Expo Entity or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. The provisions of this Section 9(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(f)	Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that any failure of Indemnitee to so notify the Company will not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

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(g)	The Company shall be precluded from asserting in any Proceeding that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(h)	Except as expressly required by the securities laws of the United States of America, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford the Indemnitee an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported.

10.	Other Rights of Recovery; Insurance; Subrogation, etc.

(a)	The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, under any of the Expo Entities’ Certificates of Incorporation or by-laws, or under any other agreement, vote of stockholders or resolution of directors of any of the Expo Entities, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or officer of the Company. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Delaware General Corporation Law (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under any of the Company’s Certificates of Incorporation or by-laws, and this Agreement or any similar agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)	The Company shall obtain and maintain in effect during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement (“Company D&O Policy”). Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director or officer insured under such policy or policies. In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. At the time of receipt of a request for indemnification or notice of a claim pursuant to the terms hereof, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

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(c)	In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any Company D&O Policy or any other Expo Entity, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Company, to assign to the Company all of Indemnitee’s rights to obtain from such Company D&O Policy or any other Expo Entity such amounts to the extent that they have been paid to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the Company) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.

(d)	The Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Expo Entities not to exercise) any rights that it may now have or hereafter acquire against any Secondary Indemnitor(s) (or former Secondary Indemnitor(s)) or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Indemnitee against any Secondary Indemnitor(s) (or former Secondary Indemnitor(s)) or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Secondary Indemnitor(s) (or former Secondary Indemnitor(s)) or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

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(e)	The Company shall not be liable under this Agreement to pay or advance to Indemnitee any amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that, notwithstanding anything to the contrary herein, (i) as between the Company and any Secondary Indemnitor, the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee under this Agreement are primary and any obligation of any Secondary Indemnitor to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee are secondary), and (ii) if any Secondary Indemnitor pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with any director or officer of the Company, then (x) such Secondary Indemnitor shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Company shall reimburse such Secondary Indemnitor for the payments actually made. The Company shall take any and all actions as may reasonably be requested by Indemnitee or any Secondary Indemnitor to cause director and officer liability insurance policies maintained by the Company to be paid and exhausted to cover any Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) that could be subject to indemnification hereunder before claims are made with respect to such matters under any director and officer liability insurance policies that may be maintained by any Secondary Indemnitor, it being understood and agreed that it is the intent of the parties that any such policies maintained by any Secondary Indemnitor would be called upon to provide excess insurance coverage only to the extent of any failure of any liability insurance policies maintained by the Expo Entities to make payment of any amounts for which coverage is also available under any liability insurance policies maintained by any Secondary Indemnitor.

(f)	In all cases subject to Sections 10(d) and (e), the Company’s obligation to pay or advance to Indemnitee any amounts otherwise indemnifiable hereunder in respect of or relating to Indemnitee’s service at the request of the Company as a of any other Expo Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Expo Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Expo Entities or under director and officer insurance policies maintained by one or more Expo Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder.

11.	Employment Rights; Successors; Third Party Beneficiaries; Enforcement.

(a)	This Agreement shall not be deemed an employment contract between the Company (or any Expo Entity) and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director, officer or employee of the Company or any Expo Entity.

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(b)	This Agreement shall be binding upon the Company and each of its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement and to indemnify Indemnitee to the fullest extent permitted by law.

(c)	The Secondary Indemnitor(s) are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Company’s obligations hereunder (including but not limited to the obligations specified in Section 10).

(d)	The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Delaware Court, and the Company hereby waives any such requirement of such a bond or undertaking.

(e)	All agreements and obligations of the Company contained herein shall continue upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or in any other Corporate Status; or (b) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 9(c) relating thereto (including any rights of appeal of any Section 9(c) Proceeding).

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12.	Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.

13.	Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 7(a) or as may otherwise be agreed by the Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee by way of defense or to enforce his rights under this Agreement or under statute or other law including any rights under Section 145 of the Delaware General Corporation Law), unless the Company has joined in bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors. The Company shall not be liable under this Agreement to pay or advance amounts related to the accounting and profits made from the purchase and sale (or sale and purchase) of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any related Expenses), or the reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company required by the Exchange Act.

14.	Definitions. For purposes of this Agreement:

(a)	“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any person or entity otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(b)	“Board of Directors” means the board of directors of the Company.

(c)	“Certificate of Incorporation” means, with respect to any entity, (i) in the case of the Company, its certificate of incorporation, and (ii) in the case of any other entity, its certificate of incorporation, articles of incorporation or similar constituting document.

(d)	“Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(1) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

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(2) any consolidation or merger of the Company with or into any other corporation or other person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock and either:

(i) represent directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, or

(ii) do not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; or

(3) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly though one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Securities and Exchange Commission under the Exchange Act), other than the Secondary Indemnitor;

but excluding, in any case referred to in clause (2) or (3) of this definition the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering.

(e)	“Corporate Status” describes the status of a person in his or her capacity as a director, officer, employee, agent or trustee of the Company (including, without limitation, one who serves at the request of the Company as a of any Expo Entity).

(f)	“Delaware Court” means the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware.

(g)	“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)	“Expenses” includes any and all reasonable costs, fees and expenses and shall specifically include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses.

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(j)	“Expo Entities” means the Company, and each of its direct or indirect subsidiaries any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee is or was serving as a director, trustee, general partner, manging member, officer, employee, partner, representative, fiduciary or agent, or in any similar capacity, at the request of the Company.

(k)	“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(l)	“Initial Public Offering” means the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

(m)	“Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by him or her or of any inaction on his part while acting as director or officer of the Company or some other Corporate Status (in each case whether or not he or she is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).

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(n)	“Secondary Indemnitor” means Onex Corporation, an Ontario corporation, Onex Partners III LP, a Delaware limited partnership, and their respective affiliates, but shall not include the Expo Entities.

15.	Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

16.	Reliance; Integration.

(a)	The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director and/or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Company and/or any of the other Expo Entities.

(b)	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s Certificate of Incorporation and by-laws and applicable law.

17.	Modification and Waiver. No supplement, modification, termination or amendment to this Agreement shall be binding unless executed in writing by both of the parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.	Notice Mechanics. All notices, requests, demands and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) upon personal delivery to the recipient, (b) one (1) business day after being sent to the recipient by facsimile transmission, by PDF file (portable document format file) or electronic mail (provided that confirmation of receipt of such facsimile transmission, PDF file (portable document format file) or electronic mail, as applicable, is obtained (it being understood and agreed that notice by electronic mail shall be deemed sufficient so long as the party or the attorney for the party to whom the notice was intended to be sent affirmatively confirms receipt)) or (c) three (3) business days after being mailed by certified or registered mail with postage prepaid:

(a)	If to Indemnitee, at the address indicated on the signature page of this Agreement.

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(b)	If to the Company, to:

Emerald Expositions Events, Inc.

31910 Del Obispo, Suite 200

San Juan Capistrano, CA 92675

Attention: General Counsel

Facsimile: (949) 272-0063

or to such other address as may have been furnished (in the manner prescribed above) as follows: (i) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Company and (ii) in the case of a change in address for notices to the Company, furnished by the Company to Indemnitee.

19.	Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (b) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses.

20.	Governing Law; Submission to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

21.	Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

22.	Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or by PDF file (portable document format file), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

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[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMERALD EXPOSITIONS EVENTS, INC.

By:
Name:
Title:

Indemnitee:
[ ]

Address of Indemnitee:

Signature Page to Indemnification Agreement]